Exhibit 8.01

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
                                      SIDLEY AUSTIN LLP         BEIJING     GENEVA        SAN FRANCISCO
                                      787 SEVENTH AVENUE        BRUSSELS    HONG KONG     SHANGHAI
SIDLEY AUSTIN LLP                     NEW YORK, NY  10019       CHICAGO     LONDON        SINGAPORE
-----------------                     (212) 839 5300            DALLAS      LOS ANGELES   TOKYO
SIDLEY                                (212) 839 5599 FAX        FRANKFURT   NEW YORK      WASHINGTON, DC



                                                                FOUNDED 1866

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                                March 31, 2006


Merrill Lynch Alternative Investments LLC
 as General Partner of ML JWH Strategic Allocation Fund L.P.
Princeton Corporate Campus
800 Scudders Mill Road
Section 2G
Plainsboro, New Jersey 08536

               Re:  ML JWH Strategic Allocation Fund L.P.
                    Post-Effective Amendment No. 2 to Form S-1
                    ------------------------------------------

Dear Sir or Madam:

          We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, Post-Effective Amendment No. 2 to Form S-1, to be filed with the SEC on or about March 31, 2006 (the "Amendment"), of ML JWH Strategic Allocation Fund L.P. (the "Fund"), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act.

          We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinion that the description set forth under the caption "Tax Consequences" in the Prospectus (the "Prospectus") constituting a part of the Registration Statement correctly describes (subject to the uncertainties referred to therein) the material aspects of the United States federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Fund.

Very truly yours,

/s/ Sidley Austin LLP



      Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships